                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     /X/ Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     / / Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                  MEDAR, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                  MEDAR, INC.
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Medar, Inc.:

     Notice is hereby given that the Annual Meeting of Shareholders of Medar, Inc., a Michigan corporation, will be held at the corporate offices, 38700 Grand River Avenue, Farmington Hills, Michigan 48335, on Wednesday, May 31, 1995, at 4:00 p.m. local time for the following purposes, all of which are more completely set forth in the accompanying proxy statement.

     1. To elect eight directors;

     2. To authorize an amendment to the Articles of Incorporation of the Company increasing the Company's authorized shares of common stock from 10,000,000 to 15,000,000;

     3. To approve a new stock option plan authorizing shares on which qualified and nonqualified options may be granted in the amount of 500,000 shares of common stock of the Company; and

     4. To transact such other business as may properly come before the meeting.

     In accordance with the Bylaws of the Company and a resolution of the Board of Directors, the record date for the meeting has been fixed at April 3, 1995. Only Shareholders of record at the close of business on that date will be entitled to vote at the meeting.

                                          By Order of the Board of Directors

                                          Max A. Coon
                                          Secretary

Farmington Hills, Michigan
April 26, 1995

                             YOUR VOTE IS IMPORTANT

YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY FORM, INDICATE YOUR CHOICE WITH RESPECT TO THE MATTERS TO BE VOTED UPON, AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Medar, Inc. (the Company) for use at the Annual Meeting of Shareholders of the Company to be held on May 31, 1995 at 4:00 p.m., or any adjournments thereof. This Proxy Statement is being mailed on or about April 26, 1995 to all holders of record of common stock of the Company as of the close of business on April 3, 1995.

                             PURPOSE OF THE MEETING

     The purpose of this Annual Meeting of Shareholders shall be to elect directors, to authorize an amendment to the Articles of Incorporation increasing the authorized common stock to 15,000,000 shares, to approve a new stock option plan and to transact such other business as may properly come before the meeting.

                                     VOTING

     Common Stock with no par value is the only voting stock of the Company. Holders of record at the close of business on April 3, 1995 are entitled to one
(1) vote for each share held. As of April 3, 1995, the Company had 8,663,869 shares outstanding. Holders of stock entitled to vote at the meeting do not have cumulative voting rights with respect to the election of directors.

     In elections of directors where the number of nominees is equal to the number of positions to be filled, the vote required to elect each director is equal to the majority of the votes cast in such election. Actions other than elections of directors are also authorized by a majority of the votes cast. Although state law and the articles of incorporation and bylaws of the Company are silent on the issue, it is the intent of the Company that proxies received which contain abstentions or broker non-votes as to any matter will be included in the calculations as to the presence of a quorum, but will not be counted as votes cast in such matter in the calculation as to the needed majority vote.

     All shares represented by proxies shall be voted "FOR" each of the matters recommended by management unless the Shareholder, or his duly authorized representative, specifies otherwise or unless the proxy is revoked. Any Shareholder who executes the proxy referred to in this statement may revoke it before it is exercised, provided written notice of such revocation is received at the office of the Company in Farmington Hills, Michigan at least twenty-four
(24) hours before the commencement of the meeting, or provided the grantor of the proxy is present at the meeting and, having been recognized by the presiding officer, announces such revocation in open meeting. All Shareholders are encouraged to date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon and return it to the Company.

                             ELECTION OF DIRECTORS

     It is the intention of the persons named in the proxy to vote for election of the following nominees to the Board of Directors to hold office until the next Annual Meeting or until their successors are elected. In the event any nominee should be unavailable, which is not anticipated, the shares may, in the discretion of the proxy holders, be voted for the election of such persons as the Board of Directors may submit. Directors are elected for a term of one (1) year and until their successors are elected and qualified. Proxies will be voted only to the extent of the number of nominees named. The Directors have submitted only eight nominations to fill the nine positions on the Board of Directors. The ninth position is being left open in order to allow the selection of a qualified individual, who will be appointed at a later date by the Board.

     The following information is furnished concerning the nominees, all of whom have been nominated by the Board of Directors and, with the exception of Frederico P.M.P.D. de Magalhaes, are presently directors of the Company.

                                      PRESENT POSITION WITH THE                         SERVED AS
         NAME                      COMPANY AND PRINCIPAL OCCUPATION            AGE    DIRECTOR SINCE
- -----------------------   --------------------------------------------------   ---    --------------
Max A. Coon............   Secretary and Vice Chairman of the Board of MEDAR,   60          1978
                          INC.; President and Chairman of the Board of
                          Maxco, Inc.
Charles J. Drake.......   President and Chairman of the Board of MEDAR, INC.   54          1978
Frederico P.M.P.D.
  de Magalhaes.........   Managing Director of Integral Vision Limited, a      35
                          wholly owned subsidiary of MEDAR, INC. located in
                          Bedford, England, which develops and manufactures
                          machine vision solutions for industrial
                          applications
Stephan Sharf..........   President of SICA Corp., a Michigan based            74          1986
                          automotive industry consulting firm
Vincent Shunsky........   Treasurer of MEDAR, INC.; Director, Treasurer and    46          1978
                          Vice President of Finance of Maxco, Inc.
Gerald R. Smith........   Vice President of Finance and Operations of MEDAR,   38          1989
                          INC.
William B. Wallace.....   Senior Managing Director of Equity Partners Ltd.,    50          1990
                          a Troy, Michigan based private investment banking
                          and business management consulting firm
Stephen R. Zynda.......   General Counsel of Midwest Bridge Company,           43          1993
                          a Williamston, Michigan based bridge and road
                          building contractor

     All of the foregoing directors and nominees have been engaged in the principal occupation specified for the previous five (5) years with the exception of the following:

     Frederico P.M.P.D. de Magalhaes is the co-founder and has served as managing director of Integral Vision Limited, a corporation located in Bedford, England, since 1988. Integral Vision designs, develops, manufactures and supplies machine vision solutions for industrial applications in Europe and the United States. Prior to founding Integral Vision, Mr. de Magalhaes was a lecturer in Robotics and Automation at Cranfield Institute of Technology, Cranfield, England from 1984 to 1988 and served as Computer and Automation Systems Manager for Ozonair Engineering Co. Ltd, a manufacturer of industrial air handling equipment located in Maidstone, England, from 1981 to 1984. Medar acquired all of the stock of Integral Vision Limited, effective January 1, 1995.

     Gerald R. Smith has served as Vice President of Finance and Operations since January 1, 1991. He joined Medar in September 1988 as Vice President of Finance.

     William B. Wallace has served as a director of the Company since 1990. Mr. Wallace has been the Senior Managing Director of Equity Partners Ltd. since 1987. Equity Partners is a private investment banking and business management consulting firm. Prior to founding Equity Partners, Mr. Wallace was a partner with Ernst & Young, a certified public accounting firm. Mr. Wallace was an executive officer of a privately-owned holding company, the principal asset of which is a 49% interest in a subsidiary. In 1992, in connection with litigation with the 51% owner of the subsidiary, the holding company filed a petition in bankruptcy. The bankruptcy case was dismissed in September 1994, and the proceeds from the settlement of the underlying litigation and sale of the subsidiary were distributed to the holding company shareholders. Due to, among other things, the tactical nature of the petition, the Company does not believe this action is material to an evaluation of Mr. Wallace's abilities as a director of the Company.

     Messrs. Coon, Drake and Shunsky are also directors of Maxco, Inc., Messrs. Coon and Shunsky are directors of FinishMaster, Inc., and Mr. Coon is additionally a director of Spartan Motors, Inc., all of whose stocks are traded over-the-counter.

     The Board of Directors has established a Compensation Committee whose members are Max A. Coon and Vincent Shunsky. The Compensation Committee is responsible for establishing compensation for the President, approving executive compensation levels of all other executives and authorizing the levels and timing of bonus payments. In addition, this committee is responsible for administering the Company's Stock Option Plans, including designating the recipients and terms of specific option grants. The Compensation Committee met twelve times during the period ended December 31, 1994 to grant options on 40,700 shares and to establish compensation criteria and levels. The Audit Committee, whose members are William B. Wallace, Charles J. Drake and Stephan Sharf, met three times in 1994. The Audit Committee is responsible for discussing the scope and timing of independent audit work, selecting independent auditors, discussing problems and experience in completing audit work, reviewing audited financial statements, discussing findings and recommendations of independent auditors, monitoring the system of internal control and overseeing conflict of interest and related party transaction policies. The Company does not have a standing nominating committee.

     During the period ended December 31, 1994, there were a total of nine (9) meetings of the Board of Directors. No directors attended fewer than 75% of the meetings held during the period.

DIRECTOR COMPENSATION

     Directors who are not officers of the Company receive $200 for each meeting attended. In addition, Messrs. Sharf and Wallace each have consulting agreements with the Company pursuant to which they have agreed to provide consulting services to the Company for so long as they hold office as directors. The Company paid both Mr. Sharf and Mr. Wallace $9,600 for such consulting services during the fiscal year.

                               EXECUTIVE OFFICERS

     The following table sets forth information concerning the executive officers of the Company.

                                        PRESENT POSITION WITH THE                        SERVED AS
          NAME                      COMPANY AND PRINCIPAL OCCUPATION            AGE    OFFICER SINCE
- -------------------------   -------------------------------------------------   ---    -------------
Charles J. Drake.........   President and Chairman of the Board of MEDAR,
                            INC.                                                54          1978
Lyle D. Harbin...........   Vice President of Marketing, Welding Products of
                            MEDAR, INC.                                         61          1985
Gerald R. Smith..........   Vice President of Finance and Operations and
                            Director of MEDAR, INC.                             38          1988
Mark R. Doede............   Vice President of Engineering of MEDAR, INC.        37          1989
Arthur D. Harmala........   Vice President of Marketing, Vision Products of
                            MEDAR, INC.                                         51          1995
Gary G. Wagner...........   Vice President of Sales, Vision Products of
                            MEDAR, INC.                                         44          1995
Max A. Coon..............   Secretary and Vice Chairman of the Board of
                            MEDAR, INC.; President and Chairman of the Board
                            of Maxco, Inc.                                      60          1978
Vincent Shunsky..........   Treasurer and Director of MEDAR, INC.; Treasurer,
                            Vice President of Finance and Director of Maxco,
                            Inc.                                                46          1978

     All of the foregoing officers of the Company have been engaged in the principal occupations specified above for the previous five years except as stated above and as follows.

     Arthur D. Harmala was appointed as Vice President of Marketing, Vision Products in March 1995. He has been Vice President, Sales and Marketing for the Company's wholly owned subsidiary, Automatic Inspection Devices, Inc., since 1989 and was previously employed by the Company since 1985 as Director of Marketing for Medar's line of vision products. Mr. Harmala previously worked in sales management positions at Allen-Bradley Company, Inc., a manufacturer of programmable controllers, and at Perceptron, Inc., a manufacturer of non-contact gauging products.

     Gary G. Wagner joined the Company as Vice President of Vision Sales in March 1995. He previously served as Director of Marketing from 1988 to 1991, and then Vice President of Marketing from 1991 to 1994, of Automatix Incorporated, a corporation specializing in industrial vision applications located in Billerica, Massachusetts. In 1994, when Automatix merged with another vision manufacturer to form Acuity Imaging Inc., Mr. Wagner became Vice President of Marketing for that company. Acuity Imaging Inc., located in Nashua, New Hampshire, develops and markets machine vision systems for factory automation and image processing software for various industrial and scientific applications.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors (the "Committee") consists of Max A. Coon and Vincent Shunsky. Messrs. Coon and Shunsky, although officers of the Company, are also officers and directors of Maxco, Inc., are paid by Maxco, Inc. and receive no compensation from the Company. Mr. Charles J. Drake, the Company's Chief Executive Officer, is additionally a director of Maxco, Inc.

OVERVIEW AND PHILOSOPHY

     The Committee is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

     The objectives of the Company's executive compensation program are to:

      -- Support the achievement of desired Company performance.

      -- Provide compensation that will attract and retain superior talent and reward performance.

      -- Align the executive officers' interests with the success of the Company by placing a portion of pay at risk, with payout dependent upon corporate performance, and through the granting of stock options.

     The executive compensation program provides an overall level of compensation opportunity that is competitive with companies of comparable size and complexity. The Compensation Committee will use its discretion to set executive compensation where in its judgment external, internal or an individual's circumstances warrant it.

EXECUTIVE OFFICER COMPENSATION PROGRAM

     The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various benefits, including medical and deferred compensation plans, generally available to employees of the Company.

BASE SALARY

     Base salary levels for the Company's executive officers are competitively set relative to other comparable companies. In determining salaries the Committee also takes into account individual experience and performance.

ANNUAL INCENTIVE COMPENSATION

     The Company's annual incentive program for executive officers and key managers provides direct financial incentives in the form of an annual cash bonus to executives to achieve the Company's annual goals. Goals for Company performance are set at the beginning of each fiscal year. In 1994, the following measures of Company performance were selected: corporate revenue, corporate earnings, new product development, market penetration, and customer satisfaction.

     Specific individual performance was also taken into account in determining bonuses, including meeting department goals, attitude, dependability, cooperation with co-workers, and creativity or ideas that benefit the Company. In addition, significant individual effort in dealing with specific issues and the overall hours worked were taken into consideration.

STOCK OPTION PROGRAM

     The stock option program is the Company's long-term incentive plan for executive officers and key employees. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company's common stock.

     In March 1983, the Company adopted its first Stock Option Plan, which was subsequently amended by the Shareholders to allow the Company to issue options on up to 500,000 shares of common stock. A second Stock Option Plan allowing the issuance of options on up to 300,000 shares of common stock was approved by the Shareholders in August 1986. These stock option plans provide for the grant of both options intended to qualify as "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code, as amended, and nonstatutory stock options which do not qualify for such treatment. A nonqualified plan under which 200,000 shares of stock may be issued was also approved in August 1986.

     The stock option plans authorize a committee of directors to award executive and key employee stock options. Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant, have ten year terms and can have exercise restrictions established by the Compensation Committee. Awards are made at a level calculated to be competitive with companies of comparable size and complexity.

     Options have been granted on all shares authorized under the above plans. However, a new stock option plan authorizing options on 500,000 shares of common stock of the Company on substantially the same terms is proposed to be approved. See "Proposed Stock Option Plan."

DEFERRED COMPENSATION

     Effective July 1, 1986, the Company adopted a 401(k) Employee Savings Plan. The 401(k) is a "cash or deferred" plan under which employees may elect to contribute a certain portion of their compensation which they would otherwise be eligible to receive in cash. The Company has agreed to make a matching contribution of 20% of the employees' contributions of up to 6% of their compensation. In addition, the Company contributes .5% of compensation for each employee, or more or less at the discretion of the Board. All full time employees of the Company or its U.S. subsidiaries who have completed six months of service are eligible to participate in the plan. Participants are immediately 100% vested in all contributions. The plan does not contain an established termination date and it is not anticipated that it will be terminated at any time in the foreseeable future.

BENEFITS

     The Company provides medical benefits to the executive officers that are generally available to Company employees. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for any executive officer for fiscal 1994.

CHIEF EXECUTIVE OFFICER

     Charles J. Drake has served as the Company's Chief Executive Officer since 1978. His base salary for the 1994 year was $160,000. Mr. Drake's bonus for 1994 was $100,000.

     The factors discussed under "Annual Incentive Compensation", above, were also applied in establishing the amount of Mr. Drake's bonus. Significant factors in establishing Mr. Drake's compensation were the Company's 40% growth in sales, the 20% increase in earnings and the 22% increase in the market price for the Company's stock at December 31, 1994 compared to December 31, 1993. In addition, the Committee considered the successful development and introduction of several new products and the successful public offering of the Company's common stock.

     The Committee believes Mr. Drake managed the Company well in a challenging business climate and has achieved above-average results in comparison to others in the resistance welding control and machine vision industries.

THE COMPENSATION COMMITTEE

Max A. Coon
Vincent Shunsky

SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and to the two other executive officers whose compensation exceeded $100,000:

                                                                                        LONG TERM
                                                                ANNUAL                 COMPENSATION
                                                             COMPENSATION         ----------------------
                                                          -------------------                 ALL OTHER
                   NAME AND                               SALARY       BONUS      OPTIONS      COMP(1)
              PRINCIPAL POSITION                 YEAR       ($)         ($)         (#)          ($)
- ----------------------------------------------   ----     -------     -------     -------     ----------
Charles J. Drake..............................   1994     160,000     100,000           0          750
Chief Executive Officer                          1993     160,000     124,000      50,000        1,179
                                                 1992     166,154      45,000           0        1,144
Lyle D. Harbin................................   1994     100,000     115,068(2)        0        2,550
Vice President of Marketing                      1993     100,000      73,081(2)        0        2,075
                                                 1992     100,385      21,179(2)        0        1,599
Gerald R. Smith...............................   1994     105,380      23,000       5,000        1,947
Vice President of Finance and Operations         1993     100,000      22,000       5,000        1,606
                                                 1992     103,846       7,000       5,000        1,663

- -------------------------
(1) Compensation in this category represents the Company's 20% match of employee deferrals of currently earned income into the 401(k) Employee Savings Plan and a profit sharing contribution made by the Company for all of its employees to the 401(k) Employee Savings Plan at the rate of .5% of compensation, up to $150,000 of compensation.

(2) The compensation reported for Mr. Harbin in this category includes sales commissions.

OPTIONS

     The following table summarizes option grants during 1994 to the executive officers named in the Summary Compensation Table above, and the potential realizable value of such options at assumed rates of appreciation.

                           OPTION GRANTS DURING 1994

                                                                                                 POTENTIAL
                                                                                              REALIZABLE VALUE
                                                                                                     AT
                                                    INDIVIDUAL GRANTS                          ASSUMED ANNUAL
                                 -------------------------------------------------------          RATES OF
                                              % OF TOTAL                                        STOCK PRICE
                                               OPTIONS                                        APPRECIATION FOR
                                 OPTIONS      GRANTED TO      EXERCISE OR                       OPTION TERM
                                 GRANTED     EMPLOYEES IN     BASE PRICE      EXPIRATION     ------------------
             NAME                  (#)       FISCAL YEAR        ($/SH)           DATE        5% ($)     10% ($)
- ------------------------------   -------     ------------     -----------     ----------     ------     -------
Charles J. Drake..............        0
Lyle D. Harbin................        0
Gerald R. Smith...............    5,000          12.29%           9.25          08-05-04     29,086     73,711

     The following table summarizes the value of the options held by the executive officers named in the Summary Compensation Table above at the end of 1994. No options were exercised by such persons during 1994.

                         FISCAL YEAR END OPTION VALUES

                                                                                     VALUE OF
                                                                NUMBER OF          UNEXERCISED
                                                               UNEXERCISED         IN-THE-MONEY
                                                               OPTIONS AT           OPTIONS AT
                                                                FY-END(#)           FY-END($)
                                                              -------------      ----------------
                                                              EXERCISABLE/         EXERCISABLE/
                           NAME                               UNEXERCISABLE       UNEXERCISABLE
- -----------------------------------------------------------   -------------      ----------------
Charles J. Drake...........................................   400,000/0           3,777,662/0
Lyle D. Harbin.............................................    50,000/0             427,258/0
Gerald R. Smith............................................    30,000/5,000         276,250/22,500

TRANSACTIONS WITH MANAGEMENT

     Charles J. Drake, the Chairman and CEO of the Company, was indebted to the Company during 1994, with the largest aggregate amount of such indebtedness being $213,996. This debt was incurred by Mr. Drake in order to exercise options to purchase 150,000 shares of the Company's common stock and to satisfy certain personal obligations and is evidenced by promissory notes bearing interest at 9%. At March 31, 1995, the amount of this indebtedness was $218,745.

COMPLIANCE WITH REPORTING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers or beneficial owners of over 10% of any class of the Company's equity securities to file certain reports regarding their ownership of the Company's securities or any changes in such ownership. During the year ended December 31, 1994, all of such individuals filed the required reports on a timely basis.

                         COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the last five years with the cumulative total return on (1) the CRSP Total Return Index for the NASDAQ Stock Market (US Companies) and (2) the Dow Jones Industrial Technology Index over the same period, assuming the investment of $100 in the Company's Common Stock, the NASDAQ Index and the Industrial Technology Index on December 31, 1989, and reinvestment of all dividends.

                    COMPARATIVE STOCK PERFORMANCE GRAPH DATA
                                PROXY STATEMENT
                                  MEDAR, INC.
                                      1994

                                                                   DOW JONES
                                                                  INDUSTRIAL
      MEASUREMENT PERIOD                                          TECHNOLOGY
    (FISCAL YEAR COVERED)         MEDAR, INC.     NASDAQ U.S.        INDEX
1989                                    100.00          100.00          100.00
1990                                    42.857          84.918          96.343
1991                                   160.714         136.277         138.001
1992                                   200.000         158.579         140.325
1993                                   321.429         180.933         138.171
1994                                   392.857         176.916         146.111

- -------------------------
(1) The CRSP Total Return Index for the NASDAQ Stock Market (US Companies) is composed of all domestic common shares traded on the NASDAQ National Market and the NASDAQ Small-Cap Market.

(2) The Dow Jones Industrial Technology Index is composed of companies whose technology and high-tech products are primarily directed toward industrial production and/or quality control.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of March 31, 1995 regarding the beneficial ownership of the Company's common stock by (i) the principal Shareholder (Maxco, Inc.), (ii) the only other beneficial owners of more than 5% of the Company's outstanding stock that are known to the Company, (iii) each of the Company's directors and nominees, (iv) each of the Company's executive officers listed in the Summary Compensation Table, above, and (v) all officers and directors of the Company as a group.

                                                                            NUMBER OF SHARES
                                                                           BENEFICIALLY OWNED
                                                                        -------------------------
                                                                         SHARES           PERCENT
                                                                        ---------         -------
Maxco, Inc.........................................................     1,737,405           20.1%
  1118 Centennial Way
  Lansing, MI 48917
Scudder, Stevens & Clark, Inc......................................       503,300(1)         5.8%
  345 Park Avenue
  New York, NY 10154
Putnam Investments, Inc............................................       831,970(2)         9.6%
  One Post Office Square
  Boston, MA 02109
Charles J. Drake...................................................       480,378(3)         5.3%
Max A. Coon........................................................         5,000(4)           *
Lyle D. Harbin.....................................................        50,180(5)           *
Frederico P.M.P.D. de Magalhaes....................................       163,357            1.9%
Stephan Sharf......................................................         6,000(6)           *
Vincent Shunsky....................................................        19,850(4)           *
Gerald R. Smith....................................................        35,285(7)           *
William B. Wallace.................................................        24,000(8)           *
Stephen R. Zynda...................................................         2,000(9)           *
All Directors and Officers as a Group,.............................       862,286(10)        9.4%
  (12 persons)

- -------------------------
  *  Beneficial ownership does not exceed 1%.

 (1) Information obtained from Schedule 13G dated February 3, 1995, filed with the Securities and Exchange Commission by Scudder, Stevens & Clark, Inc. and sent to the Company pursuant to Section 13(d) of the Securities Exchange Act of 1934.

 (2) Information obtained from Amendment No. 1 to Schedule 13G dated March 8, 1995, filed with the Securities and Exchange Commission by Putnam Investments, Inc. and sent to the Company pursuant to Section 13(d) of the Securities Exchange Act of 1934.

 (3) Includes 400,000 shares on which Mr. Drake holds options which he is eligible to exercise.

 (4) Does not include shares of the Company held by Maxco, Inc., of which Mr. Coon is the President and Chairman of the Board and the owner of 22.7% of its common stock, or shares of the Company held by the Maxco, Inc. Employee Profit Sharing Plan of which Messrs. Coon and Shunsky are trustees.

 (5) Includes 41,000 shares subject to options which Mr. Harbin is presently eligible to exercise.

 (6) Includes 2,000 shares subject to options which Mr. Sharf is presently eligible to exercise.

 (7) Includes 30,000 shares subject to options which Mr. Smith is presently eligible to exercise.

 (8) Includes 7,000 shares subject to options which Mr. Wallace is presently eligible to exercise.

 (9) Represents shares subject to options which Mr. Zynda is presently eligible to exercise.

(10) Includes 513,000 shares subject to options which eight officers or directors are eligible to exercise.

                PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION

     The Company proposes to amend its Articles of Incorporation to increase the number of authorized shares of common stock from 10,000,000 to 15,000,000. As the following table demonstrates, the 10,000,000 shares of common stock presently authorized are almost all currently outstanding or reserved for issuance pursuant to the Company's current or proposed stock option plans.

          Shares Outstanding at 3-31-95...............................     8,663,869
          Shares Reserved for Outstanding Options.....................       630,100
          Shares Reserved for Proposed Option Plan....................       500,000
                                                                           ---------
          Total Committed Shares......................................     9,793,969
          Total Available Shares......................................       206,031

     While there are no immediate plans for issuance of any additional shares of common stock, it is anticipated that the availability of these shares will afford the Company added flexibility in raising capital or in future acquisitions when such opportunities present themselves.

                           PROPOSED STOCK OPTION PLAN

     The Company proposes to adopt a new Stock Option Plan under which options to purchase five hundred thousand (500,000) shares of the Company's common stock may be granted to officers and other employees of the Company, and to non-employee directors, advisors and consultants who may be in a position to contribute materially to the welfare of the Company. Option recipients and the level of the award will be determined by the Compensation Committee of the Board of Directors on the basis of the recipient's services and value to the Company. The Stock Option Plan provides for the grant of both incentive stock options intended to qualify for preferential tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options which do not qualify for such treatment. Stock options are granted at an option price equal to the fair market value of the Company's common stock on the date of grant, have ten year terms and can have exercise restrictions established by the Compensation Committee. On April 3, 1995, the fair market value of the Company's common stock was $10.1875 per share.

     In the case of incentive stock options, there is no tax liability to the recipient upon either grant or exercise of the options. Upon sale of the security, the recipient is taxed at capital gains rates on the difference between the sales price and the amount paid for the option. There is no tax consequence to the Company with regard to issuance, exercise or sale of the option.

     At the time a nonqualified option is exercised, the option holder must recognize compensation income in the amount of the spread between the option price and the fair market value at date of exercise. The Company is entitled to a corresponding tax deduction.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Ernst & Young served as auditors for the Company for the year ended December 31, 1994.

     The Company periodically evaluates its external audit requirements. The Audit Committee of the Board of Directors will make a decision as to the selection of external auditors for the year ending December 31, 1995 based on cost, response time and quality of services available.

     A representative of Ernst & Young is expected to be present at the Annual Meeting of Shareholders, will be available to respond to appropriate questions, and will have the opportunity to make a statement if he desires to do so.

                             SHAREHOLDER PROPOSALS

     Any proposals which Shareholders of the Company intend to present at the next annual meeting of the Company must be received by the Company by February 1, 1996, for inclusion in the Company's proxy statement and proxy form for that meeting. Proposals should be directed to the attention of Robin Hembree at the offices of the Company, 38700 Grand River Avenue, Farmington Hills, Michigan 48335.

                                 OTHER BUSINESS

     The management knows of no other matters that will come before the meeting. However, if other matters do come before the meeting, the proxy holders will vote in accordance with their best judgment.

     The cost of solicitation of proxies will be borne by the Company. In addition to solicitations by use of the mails, officers and regular employees of the Company may solicit proxies by telephone or in person.

                                        By Order of the Board of Directors

                                        Max A. Coon
                                        Secretary


                                                            MEDAR, INC.

          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 31, 1995.


        The undersigned hereby constitutes and appoints Max A. Coon and Charles J. Drake, and each or any of them, attorney and proxy for and in the names and stead of the undersigned, to vote all stock of Medar, Inc. (Medar) on all matters unless the contrary is indicated herein at the Annual Meeting of Shareholders to be held at the corporate offices, 38700 Grand River Avenue, Farmington
Hills, Michigan on May 31, 1995, at 4:00 p.m. local time or at any adjournments thereof, according to the number of votes that the undersigned could vote if personally present at said meeting. The undersigned directs that this proxy be voted as follows:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. If no direction is made, this proxy will be voted for Proposals 1, 2, 3, and 4.

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Comments/Address Change:

____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________

- ------------------------------------------------------------------------------------------------------------------------------------

     PLEASE MARK VOTES AS
[X]  IN THIS EXAMPLE
                                    With-    For All                                                               With-
                             For    hold     Except                                                         For    hold
1. Election of Directors     [ ]    [ ]       [ ]                      2. Approval of Amendment to          [ ]    [ ]
                                                                          the Articles of Incorporation
   M. COON   F. DE MAGALHAES  V. SHUNSKY  W. WALLACE                      increasing the authorized
   C. DRAKE  S. SHARF         G. SMITH    S. ZYNDA                        Common Stock of Medar,
                                                                          Inc.
   If you do not wish your shares voted "FOR" a particular nomi-
   nee, mark the "For All Except" box and strike a line through        3. Approval of Stock Option          [ ]    [ ]
   the nominee(s) name. Your shares will be voted for the remaining       Plan authorized to grant
   nominee(s).                                                            options on 500,000 shares
                                                                          of common stock of Medar,
                                                                          Inc.

                                                                       4. In their discretion, the          [ ]    [ ]
                                                                          Proxies are authorized to
                                                                          vote upon such other
                                                                          business as may come
                                                                          before the meeting.

                                                                              Mark box at right if comments or address       [ ]
                                                                              change have been noted on the reverse side
                                                                              of this card.


Please be sure to sign and date this Proxy.           Date


        Shareholder sign here                    Co-owner sign here

